Exhibit (10)(p)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1996
                           by Parker-Hannifin Corporation



                Parker-Hannifin Corporation Pension Restoration Plan,
                          as amended as of August 17, 1995
                                 and August 15, 1996



              *Numbered in accordance with Item 601 of Regulation S-K.
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                         Parker-Hannifin Corporation

                          PENSION RESTORATION PLAN

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                         Parker-Hannifin Corporation

                          PENSION RESTORATION PLAN



      Parker-Hannifin Corporation, an Ohio corporation (the "Company"), hereby establishes this Pension Restoration Plan (the "Plan"), effective January 1, 1995, for the purpose of attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring benefits that are lost due to legislative limits on the Company's qualified retirement plan(s). The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement.

                                  ARTICLE 1

                                 Definitions


      1.1 Actuarial Value shall mean the actuarial present value of the benefits calculated by an actuary selected by the Administrator and using the actuarial assumptions employed under the Qualified Plan (other than the Pension Benefit Guaranty Corporation rates used to determine a lump sum benefit).

      1.2 Administrator shall mean the Company or, if applicable, the committee appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 6 of the Plan.

      1.3 Beneficiary shall mean the person or persons or entity designated as such under the Qualified Plan.

1.4 Change in Control means the occurrence of one of the following events:
              (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Board") (the "Company's Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations:
            (A) an acquisition by the Company or any corporation or entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity (a "Subsidiary"); (B) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to a Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including

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            the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity's outstanding voting interests); or (F) the acquisition of Company Voting Securities from the Company, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

                (ii) individuals who, at the beginning of any period of
            twenty-four (24) consecutive months, constitute the Board
            (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

               (iii) the consummation of a merger, consolidation, share
            exchange or similar form of corporate reorganization of the Company or any Subsidiary that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the
            "Parent Corporation"), is represented by Company Voting
            Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent
            Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect



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            directors of the Parent Corporation (or, if there is no Parent
            Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction") or
            (B) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

               (iv) the stockholders of the Company approve a plan of
            complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

     Notwithstanding anything in this Plan to the contrary, if the Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, (a "Third Party"), then for all purposes of this Plan, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Participant.

      1.5 Code shall mean the Internal Revenue Code of 1986, as amended, including any successor provisions.

      1.6 Early Retirement Date shall mean the "Early Retirement Date" as defined in the Qualified Plan.


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      1.7   Eligible Executive shall mean an employee of the Company or any of its subsidiaries who (i) participates in the Qualified Plan, (ii) is designated by the Administrator as eligible to participate in the Plan, and (iii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

      1.8 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.9 Normal Retirement Date shall mean the "Normal Retirement Date" as defined in the Qualified Plan.

      1.10 Participant shall mean an Eligible Executive who has become a participant hereunder pursuant to Article 2.

      1.11 Qualified Plan shall mean the Parker-Hannifin Corporation Retirement Plan as it currently exists and as it may subsequently be amended, or any other qualified defined benefit plan maintained by the Company and in which an Eligible Executive participates.

      1.12 Statutory Limit shall mean any limit on compensation taken into account in calculating benefits under qualified retirement plans under Section 401(a)(17) of the Code or that directly or indirectly affects the amount of benefits payable from a Qualified Plan.


      1.13 Termination of Employment shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death.

                                  ARTICLE 2

                                Participation

      Eligible Executives shall become Participants in the Plan on the first day of the month following their appointment as Eligible
Executives.


                                 ARTICLE 3

                            Restoration Benefits


      3.1 Amount. Upon Termination of Employment on or after Normal or Early Retirement Date, or after the Participant has a nonforfeitable right to a deferred benefit


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under the Qualified Plan, the Participant shall be entitled to a retirement benefit as provided in paragraph 3.2 of this Plan. The retirement benefit shall equal the benefits that would be payable to the Participant under the Qualified Plan calculated as if the Statutory Limit did not apply to such benefits, less the benefits that are payable under the Qualified Plan taking the Statutory Limit into account.

      3.2 Form of Retirement Benefits. (a) Subject to (b) and (c) below, the retirement benefit shall be paid in the same form and at the same time as the Participant's benefits under the Qualified Plan.

     (b) Notwithstanding (a) above, the Administrator may, in its sole discretion, elect to pay the Actuarial Value of the benefit under this Plan in a single lump sum if the monthly benefit otherwise due hereunder is less than $50.00.

     (c) Notwithstanding (a) above, a Participant who has retired at or after Normal or Early Retirement Date, or who reaches Normal or Early Retirement Date after a Termination of Employment may elect at any time thereafter to receive the remaining Actuarial Value of his benefit in a single lump sum, provided that his lump sum payment shall be reduced by 10%.

                                  ARTICLE 4

                              Survivor Benefits

      4.1 Survivor Benefit. If benefits are payable to the Participant's Beneficiary under the Qualified Plan following the Participant's death (whether the Participant's death occurs before or after Termination of Employment), the Company shall pay to the Participant's Beneficiary a survivor benefit equal to the benefits that would be payable to the Beneficiary under the Qualified Plan calculated as if the Statutory Limit did not apply to such benefits, less the survivor benefits that are payable under the Qualified Plan taking the Statutory Limit into account.

      4.2 Form of Survivor Benefit. The survivor benefit shall be paid in the same form and at the same time as the survivor benefits under the Qualified Plan; provided, however that the Administrator may, in its sole discretion, elect to pay the Actuarial Value of the survivor benefit under this Plan in a single lump sum, if the monthly benefit otherwise payable hereunder is less than $50.00.


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                                  ARTICLE 5

                       Conditions Related to Benefits

      5.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

      5.2 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

      5.3 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. In the event of a Participant's suicide during the first two (2) years of participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits shall be payable to the Participant or the Participant's Beneficiary or estate under the Plan.

      5.4 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.


                                  ARTICLE 6

                           Administration of Plan

      The Company shall administer the Plan, provided, however, that the Company may elect by action of its Board of Directors to appoint a committee of three (3) or more individuals to administer the Plan. All references to the Administrator herein shall refer to the Company or, if such committee has been appointed, the committee.


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      The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.


                                  ARTICLE 7

                              Change in Control

      In the event there is a Change in Control, each Participant shall receive the Actuarial Value of his benefit earned hereunder to the date of the Change in Control. Such benefit shall be paid in monthly installments over thirty-six (36) months commencing within 3 months of the Change in Control; provided, however, that the Administrator may elect, in its sole discretion, to make payment in a single lump sum.

                                  ARTICLE 8

                      Amendment and Termination of Plan

      8.1 Amendment of Plan. The Company may at any time amend the Plan in whole or in part, provided, however, that such amendment shall not decrease the value of benefits accrued under the Plan prior to the time of such amendment.

      8.2 Termination of Plan. The Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits. The Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan in monthly installments over a thirty-six (36) month period; provided, however, that the Administrator may elect, in its sole discretion, to make payment in a single lump sum.

      8.3 Amendment or Termination After Change in Control. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change in Control and shall not thereafter amend or terminate the Plan in any manner which affects any Participant (or Beneficiary of a deceased Participant) who


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commences receiving payment of benefits under the Plan prior to the end of such two year period following a Change in Control.

      8.4 Company Action. Except as provided in paragraph 8.5, the Company's power to amend or terminate the Plan shall be exercisable by the Company's Board of Directors or by the committee or individual authorized by the Company's Board of Directors to exercise such powers.

      8.5   Constructive Receipt Termination.  In the event the
Administrator determines that benefits under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of paragraph 8.2 or as may be determined by the Administrator. The determination of the Administrator under this paragraph 8.5 shall be binding and conclusive.


                                  ARTICLE 9

                                Miscellaneous

      9.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

      9.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

      9.3 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purposes of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

      9.4 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

      9.5 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or


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persons may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

      9.6 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      9.7 Validity. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

      9.8 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

      9.9 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the Ohio except where the laws of the Ohio are preempted by ERISA.

      9.10 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.


                                 ARTICLE 10

                        Claims and Review Procedures

      10.1 Claims Procedure. The Company shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Company determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.


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      10.2  Review Procedure.  If a Participant is determined by the
Company not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Participant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Participant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Participant. In the event of the death of the Participant, the same procedures shall apply to the Participant's beneficiaries.

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